                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               Centex Corporation
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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
                                                                PRELIMINARY COPY


                               CENTEX CORPORATION
                               2728 NORTH HARWOOD
                              DALLAS, TEXAS 75201

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                          TO BE HELD FEBRUARY 4, 1998


To the Stockholders:


    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Centex Corporation, a Nevada corporation ("Centex"), will be held at Centex's corporate offices at 2728 North Harwood in the City of Dallas, Texas, on Wednesday, February 4, 1998, at 10:00 A.M. (C.S.T.) for the following purposes:


    1. To approve an amendment to Centex's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50 million shares to 100 million shares.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on December 11, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

    You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, you are urged to promptly sign, date and mail the accompanying form of Centex proxy, so that your Centex shares may be represented and voted at the meeting. Your Centex proxy will be returned to you if you should attend the meeting and request such return.

                                        By Order of the Board of Directors


                                                 RAYMOND G. SMERGE
                                       Executive Vice President, Chief Legal
                                               Officer and Secretary

Dallas, Texas
December ___, 1997

                               CENTEX CORPORATION

                                PROXY STATEMENT


                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 4, 1998


                                  INTRODUCTION


    The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of Centex Corporation, a Nevada corporation ("Centex"), for use at the Special Meeting of Stockholders of Centex to be held on February 4, 1998, and at any adjournment thereof. The mailing address of the executive offices of Centex is 2728 North Harwood, Dallas, Texas 75201. The approximate date on which this proxy statement and accompanying proxy were first sent to stockholders was on or about December ___, 1997.


PURPOSES OF THE MEETING

    At the meeting, action will be taken upon the following matters:


        (1) Approval of an amendment to Centex's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50 million shares to 100 million shares.


        (2) Such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors of Centex does not know of any matters that may be acted upon at the meeting other than the matter set forth in item (1) above.

RECOMMENDATION OF THE BOARD OF DIRECTORS


    THE BOARD OF DIRECTORS OF CENTEX RECOMMENDS A VOTE FOR APPROVAL OF THE
                                                       ---
AMENDMENT TO CENTEX'S RESTATED ARTICLES OF INCORPORATION.



                             RECORD DATE AND VOTING


    The record date for the determination of stockholders entitled to notice of and to vote at the meeting is the close of business on December 11, 1997. At the close of business as of the record date, the issued and outstanding capital stock of Centex entitled to vote at the meeting consisted of 29,690,412 shares of Centex Common Stock.

    The holders of Centex Common Stock will be entitled to one vote per share upon the approval of the amendment to Centex's Restated Articles of Incorporation, and each other matter that may be properly brought before the meeting or any adjournment thereof. Neither the Restated Articles of Incorporation nor the By-laws of Centex provide for cumulative voting rights. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Centex Common Stock is necessary to constitute a quorum; abstentions and, by definition, broker non-votes will be counted as present for purposes of establishing a quorum.

    Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the proxy card is signed and returned without any direction given, the shares will be voted for approval of the amendment to Centex's Restated Articles of Incorporation. The Board of Directors does not intend to present, and has no information that others will present, any business at the special meeting other than as set forth in the attached Notice of Special Meeting of Stockholders of Centex. However, if other matters requiring the vote of stockholders come before the meeting, it is the intention of the persons named in the accompanying form of Centex proxy to vote the proxies held by them in accordance with their best judgment in such matters. Any stockholder of Centex has the unconditional right to revoke his Centex proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the meeting and voting in person or by written notice to Centex addressed to Raymond G. Smerge, Secretary, Centex Corporation, 2728 North Harwood, Dallas, Texas 75201; however, no such revocation shall be effective until received by Centex at or prior to the meeting.


    The cost of solicitation of proxies for the meeting will be borne by Centex. Solicitation may be made by mail, personal interview, telephone, and/or facsimile or other electronic transmission by officers and other employees of Centex, who will receive no additional compensation therefor. To aid in the solicitation of proxies, Centex has retained the firm of Georgeson & Company Inc., which will receive a fee of approximately $8,500 plus out-of-pocket expenses. Centex will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners.


         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

MANAGEMENT


    The following table sets forth information as of close of business on December 11, 1997, with respect to the beneficial ownership of shares of Centex Common Stock by each director, Centex's chief executive officer and each of the four other most highly compensated executive officers of Centex, individually itemized, and by all directors and executive officers of Centex as a group (12 persons). Except as otherwise indicated, all shares are owned directly and the owner has the sole voting and investment power with respect thereto.



                                                                                CENTEX COMMON STOCK (1)
                                                                              ---------------------------


                                                                                NUMBER OF        PERCENT
                 NAME                                                             SHARES         OF CLASS
                 ----                                                         -------------      --------
  Alan B. Coleman . . . . . . . . . . . . . . . . . . . . . . . . . . . .         39,370            *

  Dan W. Cook III . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12,370            *

  Juan L. Elek  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10,704            *

  Timothy R. Eller  . . . . . . . . . . . . . . . . . . . . . . . . . . .         70,200            *

  William J Gillilan III  . . . . . . . . . . . . . . . . . . . . . . . .             52            *

  Laurence E. Hirsch  . . . . . . . . . . . . . . . . . . . . . . . . . .        519,790          1.75%

  Clint W. Murchison, III . . . . . . . . . . . . . . . . . . . . . . . .         67,275            *

  Charles H. Pistor . . . . . . . . . . . . . . . . . . . . . . . . . . .         23,467            *

  David W. Quinn  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        178,370            *

  Paul R. Seegers . . . . . . . . . . . . . . . . . . . . . . . . . . . .        284,721          1.00%

  Raymond G. Smerge . . . . . . . . . . . . . . . . . . . . . . . . . . .         16,284            *

  Paul T. Stoffel . . . . . . . . . . . . . . . . . . . . . . . . . . . .        100,772            *

  All directors and executive officers
    of Centex as a group (12 persons) . . . . . . . . . . . . . . . . . .      1,323,375          4.46%


-------------------
*  less than 1%

         (1) Shares covered by stock options that are outstanding under the Centex Corporation Stock Option Plan and the 1987 Plan and exercisable on December 11, 1997, or within 60 days thereafter are included as "beneficially owned" pursuant to the rules and regulations of the Securities and Exchange Commission.
                 Amounts include the following shares that may be acquired upon exercise of such stock options: Mr. Coleman -- 32,370 shares; Mr. Cook -- 12,370 shares; Mr. Elek -- 10,704 shares; Mr. Eller -- 67,460 shares; Mr. Hirsch -- 141,330 shares; Mr. Murchison -- 32,370 shares; Mr. Pistor --12,370 shares; Mr. Quinn -- 176,590 shares; Mr. Seegers -- 2,370 shares; Mr. Smerge -- 15,110 shares; Mr. Stoffel -- 22,370 shares; and all directors and executive officers of Centex as a group (12 persons) -- 525,414 shares. Total shown for Mr. Hirsch includes 200,000 shares covered by a conversion right pursuant to the terms of a Centex subordinated debenture (see "Certain Transactions"). In addition, this table includes approximately 2,740, 2,210, 1,580 and 874 shares of Centex Common Stock which may be beneficially owned as of December 11, 1997, by Messrs. Eller, Hirsch, Quinn and Smerge, respectively, and approximately 7,404 shares of Centex Common Stock which may be beneficially owned as of December 11, 1997, by all directors and executive officers of Centex as a group (12 persons), pursuant to the Centex Common Stock Fund under the Profit Sharing and Retirement Plan of Centex Corporation, a defined contribution plan.


CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as of the record date with respect to the holders of shares of Centex Common Stock who are known to Centex to be beneficial owners of more than five percent of such shares outstanding.


                                                                                   CENTEX
                                                                                 COMMON STOCK
                                                            ------------------------------------------------------
NAME AND ADDRESS
OF BENEFICIAL OWNER                                         NUMBER OF SHARES                     PERCENT OF CLASS
-------------------                                         ----------------                     ----------------
Barclays Global Investors, NA
     and Barclays Global Fund Advisor(1)  . . . . . . .         1,693,370                             5.7%
45 Fremont Street
San Francisco, California  94105

Sanford C. Bernstein & Co., Inc.(2) . . . . . . . . . .         2,641,957                             8.9%
767 Fifth Avenue
New York, New York  10153

FMR Corp.(3)  . . . . . . . . . . . . . . . . . . . . .         3,802,072                            12.8%
82 Devonshire Street
Boston, Massachusetts  02109

The Prudential Insurance Company
     of America(4)  . . . . . . . . . . . . . . . . . .         1,641,220                             5.5%
Prudential Plaza
Newark, New Jersey  07102-3777


--------------------


         (1) Based solely upon information contained in the Schedule 13G of Barclays Global Investors, NA ("BGI"), reporting the ownership of 1,584,882 shares of Centex Common Stock, and Barclays Global Fund Advisors ("BGFA"), reporting the ownership of 108,488 shares of Centex Common Stock, filed with the Securities and Exchange Commission (the "SEC") on February 14, 1997 with respect to Centex Common Stock owned as of December 31, 1996 (the "Barclays 13G"). According to the Barclays 13G, such number includes 1,473,715 shares over which BGI had sole voting power, 1,584,882 shares over which BGI had sole dispositive power and 108,488 shares over which BGFA had sole voting and dispositive power.

         (2) Based solely upon information contained in the Schedule 13G of Sanford C. Bernstein & Co., Inc. ("Bernstein") filed with the SEC on January 30, 1997 with respect to Centex Common Stock owned as of December 31, 1996 (the "Bernstein 13G").
                 According to the Bernstein 13G, such number includes 1,417,121 shares over which Bernstein had the sole power to direct the vote, 292,208 shares over which Bernstein had shared voting power and 2,641,957 shares over which Bernstein had sole dispositive power.

         (3) Based solely upon information contained in the Schedule 13G/A (Amendment No. 10) of FMR Corp. filed with the SEC on February 10, 1997 with respect to Centex Common Stock owned as of December 31, 1996 (the "FMR 13G"). According to the FMR 13G, such number includes 16,784 shares over which FMR Corp. had the sole power to vote or direct the vote and 3,802,072 shares over which FMR Corp. had sole dispositive power. The ownership interest of one investment company, Fidelity Magellan Fund, amounted to 1,487,700 shares of Centex Common Stock (5.0% of the Centex Common Stock outstanding).


         (4) Based solely upon information contained in the Schedule 13G/A (Amendment No. 2) of The Prudential Insurance Company of America ("Prudential") filed with the SEC on February 6, 1997 with respect to Centex Common Stock owned as of December 31, 1996 (the "Prudential 13G"). According to the Prudential 13G, such number includes 231,400 shares over which Prudential had sole voting or dispositive power, 1,391,320 shares over which Prudential had shared voting power and 1,409,820 shares over which Prudential had shared dispositive power.


ITEM 1.  AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

GENERAL


    Centex's Restated Articles of Incorporation currently authorize the issuance of up to 50 million shares of Common Stock and up to five million shares of Preferred Stock. Of such authorized shares, at the record date 29,690,412 shares of Common Stock were issued and outstanding and 2,768,654 shares of Common Stock were reserved for issuance under Centex's stock option plans.

    Of the 50 million authorized shares of Common Stock, an aggregate of only 17,540,934 shares of Common Stock are currently available for other purposes. The Board of Directors believes that the remaining available shares of Common Stock will be inadequate for Centex's future needs and that it is in the best interests of Centex and its stockholders to have a greater number of authorized and unissued shares available to provide flexibility to Centex in structuring its capitalization, in financing future acquisitions and internal growth, and in accommodating the other needs of Centex for available Common Stock.



    The Board of Directors has approved and recommends to the stockholders approval of a proposed amendment to Centex's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50 million to 100 million. If the stockholders approve this proposal, the first paragraph of Article Fourth of Centex's Restated Articles of Incorporation will be amended to read in its entirety as follows:



         "Fourth: The total number of shares of all classes of stock which the Corporation is authorized to issue is One Hundred Five Million (105,000,000). All such shares are to have a par value and are classified as (i) Five Million (5,000,000) shares of Preferred Stock (the "Preferred Stock"), each share of such stock having such par value as the Board of Directors of the Corporation may from time to time designate in the resolutions providing for the issuance thereof, as hereinafter provided, and (ii) One Hundred Million (100,000,000) shares of Common Stock (the "Common Stock"), each share of such stock having a par value of $0.25."

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT


    The purpose of the proposed increase in the number of authorized shares of Common Stock is to ensure that additional shares of Common Stock will be available, if and when needed, for issuance by Centex in the form of a stock split and for any other proper purpose approved by the Board of Directors (including, without limitation, issuances to raise capital or effect acquisitions, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock dividends or other corporate distributions and for other bona fide corporate purposes). The Board of Directors believes that the availability of the additional authorized shares of Common Stock for issuance upon approval of the Board of Directors for a stock split, without the necessity for, or the delay inherent in, a meeting of the stockholders (except as may be required by applicable law, by regulatory authorities, or by the policies, rules and regulations of the New York Stock Exchange or such other stock exchange on which Centex's securities may then be listed), will be beneficial to Centex and its stockholders by providing Centex with the flexibility required to promptly effect a stock split.

    Management's continuing efforts to improve the financial condition and results of operations of Centex have been successful and have been reflected in an increased market price of the Common Stock. As a result, the Board of Directors has declared a two-for-one split of Centex's Common Stock which should result in a market price believed to be more attractive to a broader spectrum of investors, particularly individual investors. The two-for-one stock split is conditioned upon (i) stockholder approval of the proposed amendment to Centex's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50 million to 100 million and (ii) the absence of any material changes to Centex's financial condition, results of operations and market price, as determined in the Executive Committee's
discretion.   The Executive Committee consists of Messrs. Hirsch, Quinn,
Gillilan (through December 31, 1997) and Seegers.

    It is possible that the stock split will not be effected. However, should the Executive Committee conclude that there have been no material changes in Centex's financial condition, results of operations or market price and that therefore a stock split will be effected, stockholder approval of an amendment to increase the number of authorized shares of Common Stock would be necessary to enable Centex to effect such a split. By obtaining stockholder approval now, the Board of Directors will avoid the delay which would be required for obtaining such approval. Conversely, delaying the proposal to increase the authorized Common Stock until the next regularly-scheduled annual meeting of Centex stockholders in July 1998 would necessarily eliminate the Board of Directors' ability to effect a stock split prior to that date. The stock split does not require stockholder approval. Readers should note that none of the share-related data in this Proxy Statement is adjusted to take into account the proposed stock split.

    If the proposed amendment is approved by Centex stockholders but the stock split is not effected due to a material change in Centex's financial condition, results of operations or market price, the additional authorized shares may be used for any other proper purpose approved by the Board of Directors (including, without limitation, issuances to raise capital or effect acquisitions, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock dividends or other corporate distributions and for other bona fide corporate purposes).

    If the proposed amendment is approved by Centex stockholders, the Board of Directors does not presently intend to seek further stockholder approval with respect to any particular issuance of shares, unless required by applicable law, by regulatory authorities, or by the policies, rules and regulations of the New York Stock Exchange or such other stock exchange on which Centex's securities may then be listed.

    Stockholders do not have any pre-emptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future and, therefore, future issuances of Common Stock, depending upon the circumstances, may have a dilutive effect on the earnings per share, book value per share, voting power and other interests of existing stockholders.

    The proposed increase in the authorized number of shares of Common Stock could have an anti-takeover effect, although that is not its purpose. For example, if Centex were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to Centex could discourage unsolicited takeover attempts, thereby limiting the opportunity for Centex's stockholders to realize a higher price for their shares than might otherwise be available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of Centex, and this proposal is not being presented for the purpose of creating an anti-takeover device.


    Except for the issuance of shares in the stock split (if it is effected), Centex has no present commitments for the issuance or use of the additional shares proposed to be authorized by the amendment.

EFFECT OF THE STOCK SPLIT

    No change in total stockholders' equity will result from the stock split. The aggregate amount of capital represented by the outstanding shares of Common Stock will be increased by $0.25 for each share issued to effect the stock split and the Company's capital in excess of par value account will be reduced by the same amount. After the stock split, purchases and sales of Common Stock by an individual stockholder may be subject to higher brokerage charges and applicable stock transfer taxes than on a pre-split transaction of equivalent market value, due to the greater number of shares of Common Stock involved after the stock split. In addition, the Company will incur certain expenses in connection with the stock split, such as the cost of preparing and delivering to stockholders new certificates representing additional shares.

    In accordance with the terms of the Company's stock option, stockholder rights, and employee benefit plans, appropriate adjustments will be made upon the effectiveness of the stock split to the number of shares reserved for issuance under such plans and to the exercise prices and number of shares covered by the rights and outstanding options.

    The Company has been advised that, based on current tax law, the stock split should not result in any gain or loss for federal income tax purposes. The tax basis of every share held before the stock split will be allocated between the two shares held as a result of the distribution, and the holding period of the new shares will include the holding period of the shares with respect to which they were issued. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and stockholders subject to such laws are urged to consult their tax advisors.

    As noted above, the stock split is contingent on stockholder approval of the proposed amendment, but stockholders are not being asked to vote on the stock split.


RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

    The Board of Directors unanimously recommends a vote FOR the following resolution which will be presented at the meeting:

             "RESOLVED, that the amendment to the Restated Articles of Incorporation of Centex be, and it hereby is, ratified, confirmed and approved."

    The affirmative vote of the holders of record of a majority of the outstanding shares of Centex Common Stock present in person or by proxy and entitled to vote thereon at the Special Meeting is required to approve the amendment. Accordingly, abstentions will have the same effect as a vote against the amendment.

                             STOCKHOLDER PROPOSALS


    Centex's 1998 Annual Meeting of Stockholders is scheduled to be held on July 23, 1998. In order to be considered for inclusion in Centex's proxy material for that meeting, stockholder proposals must be received at Centex's executive offices, addressed to the attention of the Secretary, not later than February 27, 1998.



                                         By Order of the Board of Directors



                                                   RAYMOND G. SMERGE
                                         Executive Vice President, Chief Legal
                                                 Officer and Secretary

Dallas, Texas
December ___, 1997

                               CENTEX CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                SPECIAL MEETING OF STOCKHOLDERS-FEBRUARY 4, 1998

The undersigned hereby appoints Laurence E. Hirsch and David W. Quinn (acting unanimously or if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Special Meeting of Stockholders of Centex Corporation ("Centex") to be held February 4, 1998, or any adjournment thereof, all shares of Common Stock of Centex registered in the name of the undersigned at the close of business on December 11, 1997.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEM 1. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 2.

 By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Meeting
                 and Proxy Statement dated December ___, 1997.

     READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.


TO ENSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL MEETING, YOU MUST MARK AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS      CENTEX CORPORATION    PLEASE MARK
THAT YOU VOTE FOR THE AMENDMENT                              YOUR VOTE AS
              ---                                            INDICATED IN
TO THE RESTATED ARTICLES OF                                  THIS EXAMPLE  [X]
INCORPORATION IN ITEM 1.



1. Approval of the amendment to the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50 million shares to 100 million shares.


  FOR                                   AGAINST                      ABSTAIN
  [ ]                                     [ ]                          [ ]

2. In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.



                                        THIS PROXY MAY BE REVOKED AT ANY TIME
                                        BEFORE IT IS VOTED AT THE SPECIAL
                                        MEETING.

                                        UNLESS OTHERWISE SPECIFIED, THIS PROXY
                                        WILL BE VOTED FOR ITEM 1 AND, IN THE
                                        DISCRETION OF THE NAMED PROXIES, UPON
                                        SUCH OTHER BUSINESS AS MAY PROPERLY BE
                                        BROUGHT BEFORE THE MEETING OR ANY
                                        ADJOURNMENT THEREOF.  By executing this
                                        proxy, the undersigned hereby revokes
                                        prior proxies relating to the meeting.


                                        Dated:                          ,199
                                              --------------------------    --


                                        --------------------------------------
                                                         Signature


                                        --------------------------------------
                                                         Signature


TO ENSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL MEETING, YOU MUST MARK AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.